FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-B                       EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


                                                Collection Period:                                1-Apr-99           30-Apr-99
                                                Distribution Date:                               17-May-99

                                                                                                                   Per $1,000 of
                                                                                                                     Original
Statement for Class A and Class B Certificateholders Pursuant                                                    Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                         Certificate Amount
                                                                                                                ------------------
(i)    Principal Distribution
           Class A Certificate Amount                                                      $  5,558,175.09         $14.48030032
           Class B Certificate Amount                                                      $    418,357.26         $14.48003807

(ii)   Interest Distribution
           Class A Certificate Amount                                                      $    342,428.49          $0.89210349
           Class B Certificate Amount                                                      $     26,776.11          $0.92676554

(iii)  Servicing Fee                                                                       $     57,086.12          $0.13831149

(iv)   Class A Certificate Balance (after principal distributions)                         $ 58,149,450.62
       Class A Pool Factor (after principal distributions)                                       0.1514924
       Class B Certificate Balance (after principal distributions)                         $  4,377,363.30
       Class B Pool Factor (after principal distributions)                                       0.1515078

(v)    Total Pool Balance (end of Collection Period)                                       $ 62,526,813.92

                                                                                           Current Period          Cumulative
                                                                                        --------------------   ------------------

(vi)   Defaulted Receivables                                                               $    139,893.79       $ 8,150,577.96
       Liquidation Proceeds                                                                     165,787.11         4,318,582.86
                                                                                        --------------------   ------------------
       Aggregate Net Losses                                                                $    (25,893.32)      $ 3,831,995.10
                                                                                        ====================   ==================

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicer:
           Principal Portion                                                               $          -
           Interest Portion                                                                $          -

(viii) Class A Interest Carryover Shortfall                                                $          -
       Class B Interest Carryover Shortfall                                                $          -
       Class A Principal Carryover Shortfall                                               $          -
       Class B Principal Carryover Shortfall                                               $          -

(ix) Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                       $  6,191,038.65

(x) Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                                  $  6,191,038.65